Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2017 Results
IRVING, TX — February 15, 2018 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the fourth quarter and full year ended December 31, 2017.
2017 Highlights and Recent Developments

•	Increased total revenue by 12% year-over-year

•	Grew assets under management by 21% year-over-year to $12.5 billion, total assets under administration by 14% year-over-year to $44.2 billion at HD Vest

•	Achieved 20th consecutive year of revenue growth at TaxAct, growing 15% year-over-year

•	Lowered debt by $90 million, reduced net leverage ratio to 2.8x from 4.0x vs. prior year and lowered interest rate by 300 bps

•	Announced clearing transition expected to generate $60-$100 million in incremental HD Vest segment income over 10-year term

•	Announced appointment of Davinder Athwal as CFO effective February 21, 2018
“We delivered another solid quarter capping a strong year for our overall business and financial results,” said John Clendening, Blucora’s President and Chief Executive Officer. “The momentum we have seen throughout the year continued into the fourth quarter as we achieved 13% growth in revenue, on a year-over-year basis, and hit record asset levels.”

“For the full year 2017 we achieved double-digit growth in nearly all of our key metrics, including revenue, while significantly strengthening our balance sheet, our platform and our team. All told, we are on or ahead of schedule as we finalize our strategic transformation, and we are well-positioned to capitalize on the growth opportunities that lay ahead.”

Summary Financial Performance: Q4 and Full Year 2017
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2017	2016	Change	2017	2016	Change
Revenue	$97.8	$86.8	13%	$509.6	$455.9	12%
Wealth Management	$93.8	$83.0	13%	$348.6	$316.5	10%
Tax Preparation	$4.0	$3.8	7%	$160.9	$139.4	15%
Segment Income (Loss)	$3.7	$7.7	(52)%	$123.8	$113.2	9%
Wealth Management	$14.2	$13.8	3%	$50.9	$46.3	10%
Tax Preparation	$(10.5)	$(6.1)	72%	$72.9	$66.9	9%
Unallocated Corporate Operating Expenses	$5.1	$4.9	3%	$22.9	$19.0	21%
GAAP:
Operating Income (Loss)	$(14.5)	$(14.2)	2%	$48.0	$37.1	29%
Net Income (Loss) Attributable to Blucora. Inc.	$10.0	$(19.3)	(152)%	$27.0	$(65.2)	(141)%
Diluted Net Income (Loss) Per Share Attributable to Blucora. Inc.	$0.21	$(0.46)	(146)%	$0.57	$(1.53)	(137)%
Non-GAAP:
Adjusted EBITDA	$(1.3)	$2.8	(148)%	$100.9	$94.2	7%
Net Income (Loss)	$(5.7)	$(7.5)	(24)%	$69.1	$45.1	53%
Diluted Net Income (Loss) per Share	$(0.12)	$(0.18)	(33)%	$1.46	$1.06	38%
(1) Includes a non-cash benefit of $21.4 million related to the Tax Cuts and Jobs Act
See reconciliation of as reported and pro forma non-GAAP to GAAP measures in tables below.
First Quarter Outlook
For the first quarter of 2018, the Company expects revenues to be between $193.5 million and $198.0 million, GAAP income from continuing operations to be between $29.9 million and $36.0 million, or $0.61 to $0.74 per diluted share, Adjusted EBITDA to be between $52.6 million and $56.8 million, and Non-GAAP income from continuing operations to be between $45.0 million and $49.7 million, or $0.92 to $1.02 per diluted share.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter, tax season update and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our ability to successfully transition our wealth management business to a new clearing platform and our expectations concerning the benefits that may be derived therefrom; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Revenue:
Wealth management services revenue	$93,848	$83,050	$348,620	$316,546
Tax preparation services revenue	4,001	3,751	160,937	139,365
Total revenue	97,849	86,801	509,557	455,911
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	63,415	55,783	235,859	213,996
Tax preparation services cost of revenue	2,475	1,819	10,018	8,368
Amortization of acquired technology	50	47	195	812
Total cost of revenue (1)	65,940	57,649	246,072	223,176
Engineering and technology (1)	5,573	4,938	19,614	17,780
Sales and marketing (1)	17,824	13,645	102,798	89,360
General and administrative (1)	13,263	11,497	52,668	47,396
Depreciation	780	975	3,460	3,881
Amortization of other acquired intangible assets	8,615	8,402	33,807	33,331
Restructuring (1)	375	3,870	3,101	3,870
Total operating expenses	112,370	100,976	461,520	418,794
Operating income (loss)	(14,521)	(14,175)	48,037	37,117
Other loss, net (2)	(5,402)	(9,898)	(44,551)	(39,781)
Income (loss) from continuing operations before income taxes	(19,923)	(24,073)	3,486	(2,664)
Income tax benefit (3)	31,842	10,184	25,890	1,285
Income (loss) from continuing operations	11,919	(13,889)	29,376	(1,379)
Discontinued operations, net of income taxes (4)	—	(5,140)	—	(63,121)
Net income (loss)	11,919	(19,029)	29,376	(64,500)
Net income attributable to noncontrolling interests	(1,871)	(232)	(2,337)	(658)
Net income (loss) attributable to Blucora, Inc.	$10,048	$(19,261)	$27,039	$(65,158)
Net income (loss) per share attributable to Blucora, Inc. - basic:
Continuing operations	$0.22	$(0.34)	$0.61	$(0.05)
Discontinued operations	—	(0.12)	—	(1.52)
Basic net income (loss) per share	$0.22	$(0.46)	$0.61	$(1.57)
Net income (loss) per share attributable to Blucora, Inc. - diluted:
Continuing operations	$0.21	$(0.34)	$0.57	$(0.05)
Discontinued operations	—	(0.12)	—	(1.52)
Diluted net income (loss) per share	$0.21	$(0.46)	$0.57	$(1.57)
Weighted average shares outstanding:
Basic	46,231	41,766	44,370	41,494
Diluted	48,406	41,766	47,211	41,494

(1) Stock-based compensation expense was allocated among the following captions (in thousands):
	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Cost of revenue	$228	$49	$774	$166
Engineering and technology	250	473	984	1,640
Sales and marketing	575	860	2,376	2,548
General and administrative	2,166	2,130	7,519	9,774
Restructuring	70	(364)	1,148	(364)
Total stock-based compensation expense	$3,289	$3,148	$12,801	$13,764

(2) Other loss, net consisted of the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Interest income	$(34)	$(27)	$(110)	$(81)
Interest expense	4,465	7,028	21,211	32,424
Amortization of debt issuance costs	198	400	1,089	1,840
Accretion of debt discounts	54	1,091	1,947	4,690
Loss on debt extinguishment and modification expense	681	1,677	20,445	1,036
Gain on third party bankruptcy settlement	(54)	(44)	(116)	(172)
Other	92	(227)	85	44
Other loss, net	$5,402	$9,898	$44,551	$39,781

(3) On December 22, 2017, the Tax Cuts and Job Act was signed into law. This law, effective January 1, 2018, lowered the corporate income tax rate from 35% to 21%. As a result of that reduction we re-valued our net deferred tax liabilities in 2017, which resulted in an additional income tax benefit of $21.4 million. During 2017 we recorded an income tax benefit of $25.9 million.

(4) Discontinued operations included loss on sale of discontinued operations before income taxes of $73.8 million for the year ended December 31, 2016.

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$59,965	$51,713
Cash segregated under federal or other regulations	1,371	2,355
Available-for-sale investments	—	7,101
Accounts receivable, net of allowance	10,694	10,209
Commissions receivable	16,822	16,144
Other receivables	3,180	4,004
Prepaid expenses and other current assets, net	7,365	6,321
Total current assets	99,397	97,847
Long-term assets:
Property and equipment, net	9,831	10,836
Goodwill, net	549,037	548,741
Other intangible assets, net	328,205	362,178
Other long-term assets	15,201	3,057
Total long-term assets	902,274	924,812
Total assets	$1,001,671	$1,022,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,413	$4,536
Commissions and advisory fees payable	17,813	16,587
Accrued expenses and other current liabilities	19,577	18,528
Deferred revenue	9,953	12,156
Current portion of long-term debt, net	—	2,560
Total current liabilities	51,756	54,367
Long-term liabilities:
Long-term debt, net	338,081	248,221
Convertible senior notes, net	—	164,176
Deferred tax liability, net	43,433	111,126
Deferred revenue	804	1,849
Other long-term liabilities	8,177	10,205
Total long-term liabilities	390,495	535,577
Total liabilities	442,251	589,944

Redeemable noncontrolling interests	18,033	15,696

Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	1,555,560	1,510,152
Accumulated deficit	(1,014,174)	(1,092,756)
Accumulated other comprehensive loss	(4)	(381)
Total stockholders’ equity	541,387	417,019
Total liabilities and stockholders’ equity	$1,001,671	$1,022,659

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Years ended December 31,
	2017	2016
Operating Activities:
Net income (loss)	$29,376	$(64,500)
Less: Discontinued operations, net of income taxes	—	(63,121)
Net income (loss) from continuing operations	29,376	(1,379)
Adjustments to reconcile net income (loss) from continuing operations to net cash from operating activities:
Stock-based compensation	11,653	14,128
Depreciation and amortization of acquired intangible assets	38,139	38,688
Restructuring (non-cash)	1,569	(364)
Deferred income taxes	(16,159)	(18,055)
Amortization of premium on investments, net	10	174
Amortization of debt issuance costs	1,089	1,840
Accretion of debt discounts	1,947	4,690
Loss on debt extinguishment and modification expense	20,445	1,036
Revaluation of acquisition-related contingent consideration liability	—	391
Other	30	19
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(483)	(2,340)
Commissions receivable	(678)	184
Other receivables	(204)	22,875
Prepaid expenses and other current assets	(869)	3,741
Other long-term assets	(12,281)	(887)
Accounts payable	(123)	(153)
Commissions and advisory fees payable	1,226	(395)
Deferred revenue	(3,248)	582
Accrued expenses and other current and long-term liabilities	1,407	21,195
Net cash provided by operating activities from continuing operations	72,846	85,970
Investing Activities:
Business acquisitions, net of cash acquired	—	(1,788)
Purchases of property and equipment	(5,039)	(3,812)
Proceeds from sales of investments	249	—
Proceeds from maturities of investments	7,252	12,807
Purchases of investments	(409)	(8,767)
Net cash provided (used) by investing activities from continuing operations	2,053	(1,560)
Financing Activities:
Proceeds from credit facility, net of debt issuance costs and debt discount of $5,913 and $1,875 in 2017	365,836	—
Repurchase of convertible notes	(172,827)	(20,667)
Repayment of credit facility	(290,000)	(140,000)
Repayment of note payable with related party	(3,200)	(3,200)
Proceeds from stock option exercises	40,271	2,216
Proceeds from issuance of stock through employee stock purchase plan	1,429	1,402
Tax payments from shares withheld for equity awards	(9,095)	(1,752)
Contingent consideration payments for business acquisition	(946)	—
Other	(30)	—
Net cash used in financing activities from continuing operations	(68,562)	(162,001)
Net cash provided (used) by continuing operations	6,337	(77,591)

Net cash provided by operating activities from discontinued operations	—	14,047
Net cash provided by investing activities from discontinued operations	1,028	83,608
Net cash used in financing activities from discontinued operations	—	(25,000)
Net cash provided by discontinued operations	1,028	72,655

Effect of exchange rate changes on cash and cash equivalents	78	(26)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,443	(4,962)
Cash and cash equivalents, beginning of period	54,868	59,830
Cash and cash equivalents, end of period	$62,311	$54,868

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Revenue:
Wealth Management (1)	$93,848	$83,050	$348,620	$316,546
Tax Preparation (1)	4,001	3,751	160,937	139,365
Total revenue	97,849	86,801	509,557	455,911
Operating income (loss):
Wealth Management	14,232	13,838	50,916	46,296
Tax Preparation	(10,489)	(6,090)	72,921	66,897
Corporate-level activity (2)	(18,264)	(21,923)	(75,800)	(76,076)
Total operating income (loss)	(14,521)	(14,175)	48,037	37,117
Other loss, net	(5,402)	(9,898)	(44,551)	(39,781)
Income tax benefit	31,842	10,184	25,890	1,285
Discontinued operations, net of income taxes	—	(5,140)	—	(63,121)
Net income (loss)	$11,919	$(19,029)	$29,376	$(64,500)

(1) Revenues by major category within each segment are presented below (in thousands):
	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Wealth Management:
Commission	$43,060	$39,055	$160,241	$150,125
Advisory	38,616	33,658	145,694	129,417
Asset-based	7,021	5,964	26,297	22,653
Transaction and fee	5,151	4,373	16,388	14,351
Total Wealth Management revenue	$93,848	83,050	$348,620	316,546
Tax Preparation:
Consumer	$3,638	$3,611	$146,455	$126,289
Professional	363	140	14,482	13,076
Total Tax Preparation revenue	$4,001	$3,751	$160,937	$139,365

(2) Corporate-level activity included the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Operating expenses	$5,084	$4,933	$22,907	$18,999
Stock-based compensation	3,219	3,512	11,653	14,128
Acquisition-related costs	—	—	—	391
Depreciation	921	1,159	4,137	4,545
Amortization of acquired intangible assets	8,665	8,449	34,002	34,143
Restructuring	375	3,870	3,101	3,870
Total corporate-level activity	$18,264	$21,923	$75,800	$76,076

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Net income (loss) attributable to Blucora, Inc.	$10,048	$(19,261)	$27,039	$(65,158)
Stock-based compensation	3,219	3,512	11,653	14,128
Depreciation and amortization of acquired intangible assets	9,586	9,608	38,139	38,688
Restructuring	375	3,870	3,101	3,870
Other loss, net	5,402	9,898	44,551	39,781
Net income attributable to noncontrolling interests	1,871	232	2,337	658
Income tax expense (benefit)	(31,842)	(10,184)	(25,890)	(1,285)
Discontinued operations, net of income taxes	—	5,140	—	63,121
Acquisition-related costs	—	—	—	391
Adjusted EBITDA	$(1,341)	$2,815	$100,930	$94,194

Preliminary Non-GAAP Net Income (Loss) Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Net loss attributable to Blucora, Inc.(2)	$10,048	$(19,261)	$27,039	$(65,158)
Discontinued operations, net of income taxes	—	5,140	—	63,121
Stock-based compensation	3,219	3,512	11,653	14,128
Amortization of acquired intangible assets	8,665	8,449	34,002	34,143
Accretion of debt discount on Convertible Senior Notes	—	917	1,567	3,666
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	—	1,628
Gain on the Notes repurchased	—	—	—	(7,724)
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	—	—	6,715	—
Write-off of debt discount and debt issuance costs on closed TaxAct - HD Vest 2015 credit facility	—	—	9,593	—
Acquisition-related costs	—	—	—	391
Restructuring	375	3,870	3,101	3,870
Impact of noncontrolling interests	1,871	232	2,337	658
Cash tax impact of adjustments to GAAP net income	3,328	(69)	(6)	175
Non-cash income tax benefit (1)	(33,178)	(10,262)	(26,853)	(3,802)
Non-GAAP net income (loss)	$(5,672)	$(7,472)	$69,148	$45,096

Per diluted share:
Net loss attributable to Blucora, Inc.(2)	$0.21	$(0.46)	$0.57	$(1.53)
Discontinued operations, net of income taxes	—	0.12	—	1.48
Stock-based compensation	0.07	0.08	0.25	0.33
Amortization of acquired intangible assets	0.20	0.21	0.72	0.80
Accretion of debt discount on Convertible Senior Notes	—	0.02	0.03	0.09
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	—	0.04
Gain on the Notes repurchased	—	—	—	(0.18)
Write-off of debt issuance costs on closed TaxAct 2013 credit facility	—	—	0.14	—
Write-off of debt discount and debt issuance costs on terminated Convertible Senior Notes	—	—	0.20	—
Acquisition-related costs	—	—	—	0.01
Restructuring	0.01	0.09	0.07	0.09
Impact of noncontrolling interests	0.04	0.01	0.05	0.02
Cash tax impact of adjustments to GAAP net income	0.07	0.00	0.00	0.00
Non-cash income tax benefit	(0.72)	(0.25)	(0.57)	(0.09)
Non-GAAP net income (loss)	$(0.12)	$(0.18)	$1.46	$1.06
Weighted average shares outstanding used in computing per diluted share amounts	46,231	41,766	47,211	42,686

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2018
	Low	High
Net income (loss) attributable to Blucora, Inc.	$29,900	$36,000
Stock-based compensation	3,700	3,600
Depreciation and amortization of acquired intangible assets	9,200	9,200
Restructuring	400	300
Other loss, net (3)	5,900	5,600
Impact of noncontrolling interests	200	200
Income tax expense	3,300	1,900
Adjusted EBITDA	$52,600	$56,800
Preliminary Non-GAAP Income from Continuing Operations Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2018
Net income (loss) attributable to Blucora, Inc.	$29,900	$36,000
Stock-based compensation	3,700	3,600
Amortization of acquired intangible assets	8,400	8,400
Restructuring	400	300
Impact of noncontrolling interests	200	200
Cash tax impact of adjustments to net income (loss)	(400)	(300)
Non-cash income tax expense	2,800	1,500
Non-GAAP income from continuing operations	$45,000	$49,700

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation, amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests, income tax expense (benefit), the effects of discontinued operations, acquisition-related costs and CEO separation-related costs. Restructuring costs relate to the move of our corporate headquarters, which was announced in the fourth quarter of 2016. Acquisition-related costs include professional services fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The SimpleTax acquisition that was completed in 2015 included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, amortization of acquired intangible assets (including acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes (the "Notes"), gain on the Notes repurchased, write-off of debt discount and debt issuance costs on the Notes that were redeemed and the terminated TaxAct - HD Vest 2015 credit facility, acquisition-related costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The write-off of debt discount and debt issuance costs on the terminated Notes and the closed TaxAct - HD Vest 2015 credit facility relates to the debt refinancing that occurred in the second quarter of 2017. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.
We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.
(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, gain/loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.